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                             SEALED AIR CORPORATION
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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

                                   May 21, 1999


Contact:  Mary A. Coventry
          J. Ryan Flanagan

                        SEALED AIR CORPORATION ADJOURNS
                      1999 ANNUAL MEETING OF STOCKHOLDERS

  Company to Continue To Solicit Votes To Repeal Inherited Charter Provisions

                  Annual Meeting To Reconvene On June 18, 1999


SADDLE BROOK, N.J., Friday, May 21, 1999 -- Sealed Air Corporation (NYSE-SEE) announced today that it had convened its 1999 Annual Meeting of Stockholders at which the four director nominees were elected as Class I Directors of the Company with terms expiring in 2002, and the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 1999 was ratified.

The Company announced that its Annual Meeting has been adjourned until Friday, June 18, 1999 at 10:00 a.m. local time at the Company's headquarters at Park 80 East, Saddle Brook, N.J. The Annual Meeting was adjourned in order to accept additional votes and proxies from stockholders of record as of March 24, 1999 on proposals to repeal three provisions in the Company's Charter. The Sealed Air board has recommended that stockholders vote for the repeal of these provisions: a classified board; a prohibition against stockholder action by written consent; and an 80% vote requirement for repeal or amendment of Company by-laws.

These provisions were inherited from W.R. Grace & Co. when the Sealed Air and Cryovac Packaging businesses were merged in March of 1998. The Company believes that these provisions limit stockholders' ability to take certain actions otherwise permitted under Delaware law. The repeal of these inherited provisions requires the affirmative vote of at least 80% of the combined voting power of the Company's stock.

T.J. Dermot Dunphy, Sealed Air's Chairman and Chief Executive Officer, said, "We believe in shareholder democracy and the shareholder's right to influence the Company's future. Accordingly, we believe that these inherited provisions are not in the best interests of the Company and its shareholders. The Sealed Air board strongly recommends that shareholders vote to repeal these provisions. We received a substantial favorable vote for these proposals, but we are still slightly short of the necessary 80% approval. We are continuing to solicit additional votes because we believe we are in sight of our goal."

Sealed Air is engaged primarily in the manufacture and sale of a complementary line of protective, food and specialty packaging materials and systems for industrial, food and consumer uses. To view the Company's latest financial news online via the World Wide Web, visit http://www.cfonews.com/see.